                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report:  April 13, 1997

                 AmeriCredit Automobile Receivables Trust 1996-D
             (Exact Name of Registrant as specified in its charter)


       United States                   33-98620                 88-0359494
       -------------                   --------                 ----------
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                    Identification Number)


                           c/o AmeriCredit Financial
                                 Services, Inc.
                          Attention:  Daniel E. Berce
                               200 Bailey Avenue
                             Fort Worth, TX  76107
                             (Address of Principal
                               Executive Office)

                                 (817) 332-7000
                           Registrant's phone number

Item 5.    Other Events

     Information relating to distributions to Note and Certificate holders for the March, 1997, Collection Period of the Registrant in respect of the Class A-1 Money Market Asset Backed Notes, Class A-2 Floating Rate Asset Backed Notes, Class A-3 Asset Backed Notes (collectively, the "Notes") and the Asset Backed Certificates (the "Certificates") issued by the Registrant, and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes and the Certificates, is contained in the Servicer's Certificate for the referenced Collection Period provided to Note and Certificate holders pursuant to the Sale and Servicing Agreement dated as of November 1, 1996 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and LaSalle National Bank, as Backup Servicer and Trust Collateral Agent (the "Agreement").

Item 7.    Financial Statements, Exhibits

     Exhibit No.   Exhibit
     -----------   -------
         1.        Servicer's Certificate for the March, 1997 Collection Period
                   relating to the Notes and the Certificates issued by the Registrant pursuant to the Agreement.

                                   EXHIBIT INDEX


  Exhibit
  -------
     1. Servicer's Certificate for the March, 1997 Collection Period relating to the Notes and Certificates issued by the Registrant.

                                     SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


AmeriCredit Automobile Receivables Trust 1996-D

By:  AmeriCredit Financial Services, Inc., as Servicer



/s/  Daniel E. Berce
     Daniel E. Berce
     Executive Vice President,
     Chief Financial Officer
     and Treasurer



April 16, 1997